Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
7/28/2020	Investors: Mike Cieplak, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS SECOND QUARTER 2020 RESULTS
CHICAGO, IL - McDonald's Corporation today announced results for the second quarter ended June 30, 2020.

“Throughout our history, McDonald's has demonstrated the strategic foresight necessary to position our business for the future. Our strong drive-thru presence and the investments we've made in delivery and digital over the past few years have served us well through these uncertain times. We saw continued improvement in our results throughout the second quarter as markets reopened around the world,” said McDonald’s President and Chief Executive Officer Chris Kempczinski. “I’m especially proud of the way the McDonald’s System continues to provide a safe environment for both customers and crew, building on our 65 year legacy as a responsible and reliable choice for safe food. We're confident that the strong foundation we’ve built, combined with the unique advantages of our System, position us well to continue operating successfully during this pandemic and emerge even stronger.”

Second quarter operational update and financial performance:

•	As of June 30, 2020, nearly all McDonald’s restaurants around the world were open to serve customers.

•	Global comparable sales declined 23.9%. The U.S., International Operated Markets segment and global monthly comparable sales sequentially improved throughout the second quarter.

•	Consolidated revenues decreased 30% (29% in constant currencies).

•	Systemwide sales decreased 24% (23% in constant currencies).

•	Diluted earnings per share was $0.65.

COMPARABLE SALES*

	Increase/(Decrease)
	Month Ended			Quarters Ended June 30,
	April 30, 2020	May 31, 2020	June 30, 2020	2020	2019
U.S.	(19.2)%	(5.1)%	(2.3)%	(8.7)%	5.7%
International Operated Markets	(66.7)	(40.5)	(18.4)	(41.4)	6.6
International Developmental Licensed Markets & Corporate	(32.3)	(20.0)	(20.3)	(24.2)	7.9
Total	(39.0)%	(20.9)%	(12.3)%	(23.9)%	6.5%

*
Comparable sales are compared to the same period in the prior year and represent sales at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months, including those temporarily closed.

•	Comparable Sales: Global comparable sales results sequentially improved throughout the second quarter of 2020 as markets reopened restaurants and governments eased restrictions.

•
U.S.: Comparable sales results sequentially improved throughout the second quarter of 2020 and continued to benefit from strong average check growth. Comparable sales and guest counts remained negative, particularly at the breakfast daypart.

•
International Operated Markets: Comparable sales results were heavily impacted by temporary restaurant closures and limited operations, particularly in the U.K. and France. While comparable sales remained negative in nearly all markets, comparable sales results sequentially improved throughout the quarter for all markets. Comparable sales were positive in Australia in May and June driven by strong drive-thru performance.

•
International Developmental Licensed Markets: Comparable sales results were impacted by temporary restaurant closures across nearly all geographies, most notably in Latin America. Results also reflected continued negative comparable sales in China and positive comparable sales in Japan for the quarter.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended June 30,				Six Months Ended June 30,
	2020	2019	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2020	2019	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$3,761.5	$5,409.8	(30)%	(29)%	$8,475.9	$10,433.9	(19)%	(17)%
Operating income	961.1	2,273.9	(58)	(57)	2,654.7	4,367.9	(39)	(38)
Net income	483.8	1,516.9	(68)	(67)	1,590.7	2,845.3	(44)	(43)
Earnings per share-diluted	$0.65	$1.97	(67)%	(66)%	$2.12	$3.69	(43)%	(42)%
Results for the quarter and six months reflected sales performance declines due to temporary restaurant closures, limited operations and dramatic changes in consumer behavior as a result of COVID-19.
Results for the quarter and six months also included the following:

•	Over $200 million of committed incremental franchisee support for marketing to accelerate recovery and drive growth across the U.S. and International Operated Markets.

◦	About $100 million was recorded in the U.S., with over half of that amount reflected in franchised margins and the remaining amount reflected in Selling, General and Administrative Expenses.

◦	The remaining over $100 million of support was recorded in Selling, General and Administrative Expenses in the International Operated Markets segment.

•	$31 million of payments to distribution centers for obsolete inventory to support franchisee liquidity (reflected in Other Operating (Income) Expenses, Net).

•	An increase in reserves for bad debts of $45 million and $92 million for the quarter and six months, respectively.

•	Lower gains on sales of restaurant businesses.

•	Lower equity in earnings of unconsolidated affiliates.
Foreign currency translation had a negative impact of $0.01 and $0.03 on diluted earnings per share for the quarter and six months, respectively.

Outlined below is additional information for the quarter and six months ended June 30, 2020:

EARNINGS PER SHARE-DILUTED RECONCILIATION

	Quarters Ended June 30,				Six Months Ended June 30,
	2020	2019	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2020	2019	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP earnings per share-diluted	$0.65	$1.97	(67)%	(66)%	$2.12	$3.69	(43)%	(42)%
Strategic charges	0.01	0.08			0.01	0.08
Non-GAAP earnings per share-diluted	$0.66	$2.05	(68)%	(67)%	$2.13	$3.77	(44)%	(43)%
Results for the quarter and six months 2020 included $0.01 per share of pre-tax strategic charges primarily due to the write-off of impaired software that was no longer being used of $12 million and $26 million, respectively. The six months was offset by $13 million of income primarily comprised of a reversal of a reserve associated with the Company's sale of its business in the India Delhi market in January 2020.
Results for the quarter and six months 2019 included $78 million of pre-tax strategic charges, or $0.08 per share, primarily related to impairment associated with the purchase of our joint venture partner's interest in the India Delhi market, partly offset by gains on the sales of property at the former Corporate headquarters.

Restaurant Update

Below is a summary of the operating status of McDonald’s restaurants around the world as of June 30, 2020. The Company has continued to follow the guidance of expert health authorities to ensure the appropriate precautionary steps are taken to protect the health and safety of our people and our customers.

PERCENT OF OPERATING RESTAURANTS*

As of June 30, 2020
U.S.	99%
International Operated Markets	94
International Developmental Licensed Markets	94
Total	96%

*	Restaurants include those with limited operations including drive-thru, delivery, and/or take-away.

U.S.:

•	Substantially all restaurants were operating drive-thru, delivery, and/or take-away with a limited menu. Limited hours also applied.

•	About 2,000 restaurant dining rooms reopened with reduced seating capacity.

International Operated Markets:

•	All markets were operating with drive-thru and delivery (where available) with limited menus and hours.

•	Some markets were operating take-away and/or dine-in with reduced seating capacity.

International Developmental Licensed Markets:

•	Substantially all restaurants in China and Japan were operating with reduced seating capacity for dine-in.

•	Latin America was the geography with the most restaurants closed.

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other strategic charges and gains, as well as income tax provision adjustments related to the Tax Cuts and Jobs Act of 2017, and bases incentive compensation plans on these results, because the Company believes this better represents underlying business trends.
Comparable sales are compared to the same period in the prior year and represent sales at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction and natural disasters (which includes restaurants temporarily closed due to COVID-19 in 2020). Comparable sales exclude the impact of currency translation, and, since 2017, also exclude sales from Venezuela due to its hyper-inflation. Management generally identifies hyper-inflationary markets as those markets whose cumulative inflation rate over a three-year period exceeds 100%. Management believes that these exclusions more accurately reflect the underlying business trends. Comparable sales are driven by changes in guest counts and average check, which is affected by changes in pricing and product mix. The goal is to achieve a relatively balanced contribution from both guest counts and average check.
Comparable guest counts represent the number of transactions at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed.
Systemwide sales include sales at all restaurants, whether operated by the Company or by franchisees. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance, because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist solely of sales by Company-operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 in the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and six months ended June 30, 2020.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 7:30 a.m. (Central Time) on July 28, 2020. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with about 39,000 locations in over 100 countries. Approximately 93% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, including statements regarding the impacts that the COVID-19 pandemic and our responses thereto may have on our future operations, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 in the Company’s Form 8-K filing on July 28, 2020. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended June 30,	2020	2019	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$1,593.7	$2,400.4	$(806.7)	(34)%
Revenues from franchised restaurants	2,088.0	2,940.9	(852.9)	(29)
Other revenues	79.8	68.5	11.3	16

TOTAL REVENUES	3,761.5	5,409.8	(1,648.3)	(30)

Operating costs and expenses
Company-operated restaurant expenses	1,448.4	1,967.1	(518.7)	(26)
Franchised restaurants-occupancy expenses	524.5	544.7	(20.2)	(4)
Other restaurant expenses	63.3	55.4	7.9	14
Selling, general & administrative expenses
Depreciation and amortization	71.0	63.2	7.8	12
Other	576.0	469.9	106.1	23
Other operating (income) expense, net	117.2	35.6	81.6	n/m
Total operating costs and expenses	2,800.4	3,135.9	(335.5)	(11)

OPERATING INCOME	961.1	2,273.9	(1,312.8)	(58)

Interest expense	319.1	284.2	34.9	12
Nonoperating (income) expense, net	(6.7)	(18.1)	11.4	63

Income before provision for income taxes	648.7	2,007.8	(1,359.1)	(68)
Provision for income taxes	164.9	490.9	(326.0)	(66)

NET INCOME	$483.8	$1,516.9	$(1,033.1)	(68)%

EARNINGS PER SHARE-DILUTED	$0.65	$1.97	$(1.32)	(67)%

Weighted average shares outstanding-diluted	748.6	768.7	(20.1)	(3)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Six Months Ended June 30,	2020	2019	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$3,619.5	$4,640.9	$(1,021.4)	(22)%
Revenues from franchised restaurants	4,696.0	5,656.0	(960.0)	(17)
Other revenues	160.4	137.0	23.4	17

TOTAL REVENUES	8,475.9	10,433.9	(1,958.0)	(19)

Operating costs and expenses
Company-operated restaurant expenses	3,201.2	3,853.3	(652.1)	(17)
Franchised restaurants-occupancy expenses	1,078.7	1,077.8	0.9	0
Other restaurant expenses	128.8	108.7	20.1	18
Selling, general & administrative expenses
Depreciation and amortization	144.5	124.6	19.9	16
Other	1,092.3	907.6	184.7	20
Other operating (income) expense, net	175.7	(6.0)	181.7	n/m
Total operating costs and expenses	5,821.2	6,066.0	(244.8)	(4)

OPERATING INCOME	2,654.7	4,367.9	(1,713.2)	(39)

Interest expense	599.1	558.3	40.8	7
Nonoperating (income) expense, net	(38.0)	(29.5)	(8.5)	(29)

Income before provision for income taxes	2,093.6	3,839.1	(1,745.5)	(45)
Provision for income taxes	502.9	993.8	(490.9)	(49)

NET INCOME	$1,590.7	$2,845.3	$(1,254.6)	(44)%

EARNINGS PER SHARE-DILUTED	$2.12	$3.69	$(1.57)	(43)%

Weighted average shares outstanding-diluted	749.6	770.2	(20.6)	(3)%
n/m Not meaningful